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                                                                    EXHIBIT 99.8

                        LOEWEN GROUP INTERNATIONAL, INC.

                                   FORM OF

                         NOTICE OF GUARANTEED DELIVERY
                               OFFER TO EXCHANGE

          7.20% SERIES 6 SENIOR GUARANTEED NOTES (REGISTERED) DUE 2003
                          for Any and All Outstanding
                7.20% SERIES 6 SENIOR GUARANTEED NOTES DUE 2003
                                      AND
          7.60% SERIES 7 SENIOR GUARANTEED NOTES (REGISTERED) DUE 2008
                          FOR ANY AND ALL OUTSTANDING
                7.60% SERIES 7 SENIOR GUARANTEED NOTES DUE 2008
                                 GUARANTEED BY
                             THE LOEWEN GROUP, INC.


          Registered holders of (i) outstanding 7.20% Series 6 Senior Guaranteed Notes due 2003 ("Series 6 Outstanding Notes") who wish to tender their Series 6 Outstanding Notes in exchange for a like principal amount of 7.20% Series 6 Senior Guaranteed Notes (Registered) due 2003 and/or (ii) outstanding 7.60% Series 7 Senior Guaranteed Notes due 2008 ("Series 7 Outstanding Notes" and, together with the Series 6 Outstanding Notes, the "Outstanding Notes") who wish to tender their Series 7 Outstanding Notes for a like principal amount of 7.60% Series 7 Senior Guaranteed Notes (Registered) due 2008, in each case whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to State Street Bank and Trust Company (the "Exchange Agent") prior to 3:00 p.m., New York time, on _______________, 1998, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                      STATE STREET BANK AND TRUST COMPANY

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
   BY HAND OR OVERNIGHT COURIER:                   BY REGISTERED OR CERTIFIED MAIL:                    BY FACSIMILE:
 State Street Bank and Trust Company             State Street Bank and Trust Company               (617) 664 - 5290
   Corporate Trust Department                      Corporate Trust Department                (For Eligible Institutions Only)
     Two International Place,                             P.O. Box 778                            Confirm by Telephone:
           4th Floor                                  Boston, MA 02102-0078                         (617) 664 - 5587
        Boston, MA 02110                               Attn: Kellie Mullen
       Attn: Kellie Mullen
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          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

          THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

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
Name of Firm:
             -----------------------------------       -----------------------------------
                                                               (Authorized Signature)
Address:                                               Title:
             -----------------------------------             -----------------------------

                                                       Name:
------------------------------------------------             -----------------------------
            (Including Zip Code)                                  (Please type or print)


Telephone Number:                                      Date:
                 -------------------------------            ------------------------------
                 (Including Area Code)
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            NOTE:  DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
              DELIVERY.  NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL


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